UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
September 7, 2023
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Akumin Inc.
(Exact name of Registrant as specified in its charter)
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Delaware	001-39479	88-4139425
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8300 W. Sunrise Boulevard Plantation, Florida	33322
(Address of principal executive offices)	(Zip Code)
(844) 730-0050
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AKU	The Nasdaq Stock Market LLC
Common Stock, $0.01 par value per share	AKU	Toronto Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Rohit Navani

On September 7, 2023, Rohit Navani, the Chief Corporate Affairs Officer of Akumin Inc. (the “Company”), entered into a Separation Agreement and General Release (the “Separation Agreement”) with the Company. Under the terms of the Separation Agreement, Mr. Navani submitted to the Company a Notice of Resignation (the “Notice of Resignation”) pursuant to section 2.1(1) of the Employment Agreement between him and the Company dated November 15, 2017, as amended (the “Employment Agreement”). The Notice of Resignation became effective on September 7, 2023 (the “Separation Date”).

Summary of the Material Terms of the Separation Agreement

Pursuant to the terms of the Separation Agreement, and subject to Mr. Navani’s compliance with his continuing obligations under the Employment Agreement and the Severance Agreement, the Company agreed to (i) waive the Resignation Notice Period required by section 2.1(1) of the Employment Agreement; (ii) waive any entitlement to recover Mr. Navani’s residential relocation expenses; and (iii) pay Mr. Navani the gross amount of $450,000, minus legally required withholdings, in equal bi-weekly installments over a 12-month period (the “Consideration Installments”), provided that if Mr. Navani commences any employment, consultancy, or other arrangement resulting in compensation for his services by a counterparty (the “Counterparty”), he will immediately notify the Company of the date of commencement of the engagement (the “Commencement Date”). Upon receipt of such notice, (A) if the Company determines that the business of the Counterparty is competitive to the business of the Company, then as of the Commencement Date, Mr. Navani’s non-competition obligations to the Company under the Employment Agreement will end and Company shall have no obligation to pay any remaining Consideration Installments, or (B) if the Company determines that the business of the Counterparty is not competitive to the business of the Company, and the remuneration paid by the Counterparty to Mr. Navani is less than the remaining Consideration Installments, then as of the Commencement date, the Company will pay Mr. Navani the difference between such remuneration and the remaining Consideration Installments. If such remuneration exceeds the remaining Consideration Installments, then the Company shall have no obligation to pay any remaining Consideration Installments.

In addition, Mr. Navani will continue to receive his current health and insurance benefits for one year after the Separation Date, or the Commencement Date, whichever is earlier.

All Stock Options (as defined in the Company’s Amended and Restated Stock Option Plan (the “Stock Option Plan”), which was filed as Exhibit 10.2 of the Company’s Form 10-Q filed with the Securities and Exchange Commission (the "SEC") on August 9, 2023) held by Mr. Navani that were outstanding but unvested as of the Separation Date became null, void and of no effect on such date. The Expiry Date (as defined in the Stock Option Plan) of all Stock Options held by Mr. Navani that were vested as of the Separation Date will be the earlier of the Expiry Date shown on the relevant Notice of Grant (as defined in the Stock Option Plan) and the date thirty (30) days following the Separation Date.

All Restricted Share Units (as defined in the Company’s Amended and Restricted Share Unit Plan (the “RSU Plan”), which was filed as Exhibit 10.3 of the Company’s Form 10-Q filed with the SEC on August 9, 2023) held by Mr. Navani that were unvested as of the Separation Date vested on the Separation Date and will be settled in accordance with Section 4.1 of the RSU Plan.

Under the terms of the Separation Agreement, Mr. Navani may revoke the Separation Agreement on or before the seventh (7th) day after its execution on September 7, 2023.

The foregoing summary of the Separation Agreement is not complete and is qualified in its entirety by reference to the full and complete terms of the Separation Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Separation Agreement and General Release, dated September 7, 2023, by and between the Company and Rohit Navani.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Akumin Inc.

Date: September 13, 2023	By:	/s/ Riadh Zine
Riadh Zine Chairman, Chief Executive Officer and Director